Exhibit T3F

[Cross Reference Sheet]

Exhibit T3F

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	26 of Trust Deed
(a)(2)	26 of Trust Deed
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	26 of Trust Deed
(b)	26 of Trust Deed
(c)	N.A.
311(a)	27 of Trust Deed
(b)	27 of Trust Deed
(c)	N.A.
312(a)	7.2 of Instrument
(b)	12.20 of Instrument
(c)	12.20 of Instrument
313(a)	8 of Trust Deed
(b)	8 and 20 of Trust Deed
(c)	8 of Trust Deed and 15.2 of Instrument
(d)	8 of Trust Deed
314(a)	10 and 21 of Trust Deed
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	20 and 29 of Trust Deed
(e)	21 of Trust Deed
(f)	N.A.
315(a)	12 of Trust Deed
(b)	12 of Trust Deed
(c)	12 of Trust Deed
(d)	12 of Trust Deed
(e)	25 of Trust Deed
316(a)	N.A.
(b)	11.3 of Instrument
(c)	N.A.
317(a)(1)	5 of Instrument
(a)(2)	5 of Instrument
(b)	N.A.
318(a)	30 of Trust Deed
(b)	N.A.
(c)	30 of Trust Deed

N.A. means not applicable.